EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT


      ASSET PURCHASE AGREEMENT, dated as of March 18, 2005 (this "Agreement"), by and between AMITY ENTERTAINMENT, INC., a Delaware corporation ("Purchaser"), and MAC FILMWORKS, INC., a Delaware corporation (the "Seller"). Certain capitalized terms used herein are defined in Article XIII hereof.

      WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Seller desires to sell to Purchaser, and Purchaser desires to purchase from the Seller, certain assets of the Seller, as more particularly described herein, in consideration for the payments from the Purchaser and the assumption of certain liabilities of the Seller each as specified herein.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

                           PURCHASE AND SALE OF ASSETS

      Section 1.01. Purchase and Sale of Assets. Except as set forth in Section 1.02, upon the terms and subject to the conditions set forth herein, at the Closing, the Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, free and clear of Encumbrances (other than the Permitted Encumbrances), all of the Seller's right, title and interest in and to the following properties, assets, Contracts, rights and choses in action, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, as the same existed on the Closing Date as provided in this Agreement (collectively, the "Assets"):

            (a) subject to the terms of the Film Contracts, all right, title and interest of the Seller, in and to the programs and films set forth on Schedule 3.06(a), including but not limited to, all literary, dramatic and musical material therein contained (collectively and individually as to each film or program, the "Film Library");

            (b) all of the Seller's Film Assets associated with the Film Library, including all inventories of films, videos, DVDs and other similar products, availability schedules, historical information, and film elements;

            (c) all of the Seller's accounts receivable (on and off balance sheet), notes, prepaid items and expenses, deferred charges, rights of offset, claims for refund, and other receivables or right to payment of any nature whatsoever relating to the Film Library (collectively, "Receivables") existing on the Closing Date, and all such items arising thereafter, a true, correct and complete list of which, as they existed on the Closing Date, is set forth hereto as Schedule 3.04;

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            (d) cash and  cash  equivalents  of  Seller  received  from the Film
Library on and after the Closing Date;

            (e) all Film Asset Acquisition Agreements, Film Asset Exploitation Agreements, all Contracts for the distribution by Seller of products or services relating to the Film Library, and all other Contracts entered into by the Seller relating to the Film Library, including those specified on Schedule 3.07 (the "Assumed Contracts");

            (f) all of the Seller's (i) trademarks and service marks relating to the Film Library, and any registrations, registration certificates and applications for registration therefor, and the goodwill associated therewith (the "Trademarks"), (ii) trade names, assumed and fictitious names and registered user names relating to the Film Library, and registrations and any applications for registration therefor, and the goodwill associated therewith and related internet domain names (the "Trade Names"), and (iii) copyrights and registrations relating to the Film Library and any applications for registration therefor (the "Copyrights"), including, without limitation, those items which are specified on Schedule 3.06(c)(i);

            (g) all of the Seller's available books, records, files, manuals and other similar materials, including, advertising materials, marketing materials, brochures, business and marketing plans and proposals, production data, sales and promotional materials and records, purchasing materials and records, files for past, existing and contemplated projects, media materials, financial and fiscal records (copies), sales order files, customer lists and customer records in any form (and all software related to any such customer records, to the extent transferable), whether of past or present customers or potential future customers, related to or arising from the Film Library, advertiser lists, receipts and computer records relating to the Film Library, standard operating procedures, correspondence, customer relations information, and any other trade secrets, confidential or proprietary information pertaining to the Film Library (the "Business Records");

            (h) all of Seller's claims, choses in action, causes of action and judgments relating to the Film Library, including those listed on Schedule 1.01(h);

            (i) all certifications, franchises, approvals, permits licenses, orders, registrations, certificates, variances and other similar permits or rights obtained from any Governmental Entity or professional or trade organization relating to the Film Library and all pending applications therefor;

            (j) all third party warranties and guarantees with respect to any of the Assets; and

            (k) all rights to receive insurance proceeds relating to the damage, destruction or impairment of any of the Assets on or subsequent to the Closing Date.

      Section 1.02. Excluded Assets. Notwithstanding anything else contained herein, the Seller shall not sell, transfer, convey or assign to the Purchaser the following (the "Excluded Assets"):

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            (a) all cash and cash  equivalents  of the Seller  arising  from the
Assets received prior to the Closing Date;

            (b) all original versions of accounting, financial and fiscal records; and

            (c) all rights to receive insurance proceeds relating to the damage, destruction or impairment of any of the Assets prior to the Closing Date.

      Section 1.03. Assumed Liabilities. Subject to the terms and conditions contained in this Agreement, at the Closing, the Purchaser agrees to assume, pay and perform when due the following liabilities and obligations of the Seller as of the Closing Date and for all periods thereafter all as further described on
Schedule 1.03 (the "Assumed Liabilities"):

            (a) all Residuals, Participations, Guild Payments and other third party obligations owed on or after the Closing Date that arise from receipts relating to the Film Assets received on or after the Closing Date (but excluding any penalties for, or interest on, payments due prior to the Closing Date and not paid on a timely basis);

            (b) all obligations arising or coming due under the Assumed Contracts in accordance with their terms with respect to acts or services to be performed under such Assumed Contracts after the Closing Date, except for any obligation (a) that relates to any breach or default (or an event which might, with the passing of time or the giving of notice, or both, constitute a default) under any such Assumed Contract arising out of or relating to periods on or prior to the Closing Date, (b) for which the Seller owes any amounts to its Affiliates (except as disclosed on Schedule 3.08), or (c) that relates to any indemnity, defense or hold harmless provision or agreement for occurrences prior to the Closing Date, provided that if any such obligation relates to actions or the failure to act on the part of the Seller, such obligation shall remain the Seller's responsibility and shall not become an Assumed Liability; and

            (c) the costs and expenses of maintaining or preserving the intellectual property included in the Film Assets.

      Section 1.04. Excluded Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume or be bound by any Liabilities of the Seller of any kind or nature, known, unknown, accrued, absolute, contingent, recorded or unrecorded or otherwise, whether now existing or hereafter arising (the
"Excluded Liabilities"). The Excluded Liabilities shall include, without limitation, the following: (i) all Residuals, Participations and Guild Payments arising from receipts relating to the Film Library received prior to the Closing Date (including any penalties for, or interest on, payments due and not paid on a timely basis prior to the Closing Date); (ii) any Liability of the Seller with respect to unpaid laboratory costs, tape duplication costs or unpaid advances, guaranties or deferments (except as disclosed on Schedule 1.03) in connection with any Film Contract; (iii) any Liability of the Seller with respect to unpaid synchronization or music license fees used in the Film Library prior to the Closing Date; (iv) any Liability of the Seller with respect to unpaid production costs arising prior to the Closing Date and (v) any Liability related to the Seller Obligations. All responsibility for the Excluded Liabilities shall remain with the Seller.

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      Section 1.05.  Purchase Price.  The purchase price for the Assets shall be an amount equal to either (i) one million eight hundred fifty thousand dollars ($1,850,000) if Schedule 3.06(a) is updated by Seller between the date hereof and the Closing Date to include additional titles having a fair market value of at least $100,000 as determined by Purchaser in its sole and absolute discretion and that are otherwise acceptable to Purchaser in its sole and absolute
discretion,   or  (ii)  one  million  seven  hundred  fifty   thousand   dollars
($1,750,000) if Schedule 3.06(a) is not updated by Seller between the date hereof and the Closing Date in accordance with Section 1.05(i) above.

      Section 1.06. Payment of Purchase Price. Subject to the conditions, representations and warranties and covenants hereof, at the Closing the Purchaser shall pay the Purchase Price as follows, each by federal funds wire transfers of immediately available funds to accounts designated in writing by each of the payees set forth below.

            (a) to Seller, the Purchase Price as calculated in Section 1.05 less
(i) the principal amount of the Seller Note (the "Closing Cash Consideration"), and (ii) the amounts paid to the obligors under the Seller Obligations pursuant to Section 1.06(b) below, to the Seller;

            (b) to each obligor under a Seller Obligation, an amount sufficient to satisfy in full Seller's obligations to such obligor pursuant to the Settlement Agreement; and

            (c) to Seller, a promissory note in a form to be mutually agreed upon by Seller and Purchaser (the "Seller Note") in the amount of two hundred fifty thousand dollars ($250,000) that will be secured by the Assets and due and payable on the date that is twenty four (24) months from the Closing Date (subject to the Right of Setoff in Section 9.05).

      Section 1.07. Transfer Taxes. Seller shall be responsible for, and shall pay on or prior to their due date, all municipal, county, state and federal sales, use and transfer taxes incurred and the related costs of preparing or documenting the same, if any, in connection with the Transactions contemplated by the Agreement.

      Section 1.08. Allocation of Purchase Price. The consideration provided for herein has been allocated among the Assets in the manner required by Treasury Regulation ss.1.1060-1 as set forth in more detail on Schedule 1.08 (the "Allocation"). The parties hereto agree that, except as otherwise required by law (i) the Allocation shall be binding on the parties for all federal, state, local and foreign tax purposes and (ii) the parties shall file with their respective federal income tax returns consistent Internal Revenue Service Forms 8594 - Asset Acquisition Statements under Section 1060, including any required Internal Revenue Service forms, schedules or amendments thereto which shall reflect the allocation set forth in the Allocation.

                                   ARTICLE II.

                                   THE CLOSING

      Section 2.01. Closing Date. Unless this Agreement shall have been terminated and the Transactions shall have been abandoned pursuant to Article X, and subject to the satisfaction or waiver of the conditions set forth in Articles VII and VIII, the closing of the Transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dechert, LLP, 30 Rockefeller Plaza, New York, New York 10112 at 10:00 a.m. on April 30, 2005, provided that the satisfaction or waiver of each condition set forth in Articles VII and VIII has occurred by such date, or such other place, date and time as the parties shall mutually agree (such date and time of the Closing is referred to herein as the "Closing Date").

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      Section 2.02. Deliveries at Closing.

            (a) At the Closing, the Purchaser shall deliver the following to the
Seller:

                  (i) the Closing Cash Consideration and the Seller Note;

                  (ii) a certificate of Purchaser, duly executed by an appropriate officer thereof, certifying to compliance with the covenants set forth in Article VI, and satisfaction (or, as specified, waiver) of the conditions set forth in Article VIII;

                  (iii) true,  correct and complete  copies of resolutions  duly and validly adopted by the Board of Directors of the Purchaser evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which Purchaser is a party and the consummation of the Transactions contemplated hereby and thereby, and with respect to the resolutions of the Board of Directors, accompanied by a certificate of the Secretary of the Purchaser, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date;

                  (iv) a duly executed  Assignment,  Bill of Sale and Assumption
            Agreement in a form to be mutually agreed upon by Seller and Purchaser;

                  (v) confirmation that the Seller Obligations have been paid in full in accordance with the Settlement Agreement; and

                  (vi) a certificate from the Secretary of State of the State of
            Delaware as to the good standing of Purchaser dated within ten (10) days of the Closing.

            (b) At the Closing, the Seller shall deliver to the Purchaser:

                  (i) a certificate  from the Secretary of State of the State of
            Delaware as to the good standing of the Seller dated within ten (10) days of the Closing;

                  (ii) an Assignment, Bill of Sale and Assumption Agreement in a
            form to be mutually agreed upon by Seller and Purchaser, duly executed by Seller, and all such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of Purchaser and its counsel, be necessary to vest in Purchaser, good, valid and marketable title to the Assets, subject to no Encumbrances (other than Permitted Encumbrances) and to put Purchaser in actual possession or control of the Assets;

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                  (iii)  one or  more  Copyright  Assignments  in a  form  to be mutually agreed upon by Seller and Purchaser, duly executed by Seller, assigning all of the Copyrights to Purchaser;

                  (iv) one or more Trademark Assignments in a form to be mutually agreed upon by Seller and Purchaser, duly executed by Seller, assigning all of the Trademarks to Purchaser;

                  (v) one or more Domain Name Transfers in a form to be mutually agreed upon by Seller and Purchaser, duly executed by Seller, assigning all of the internet domain names relating to the Film Library to Purchaser;

                  (vi) a certificate of the Seller, duly executed by an appropriate officer thereof, certifying to compliance with the covenants set forth in Article V and Article VI, and satisfaction (or, as specified, waiver) of the conditions set forth in Article VII;

                  (vii) true, correct and complete copies of (1) the certificate of incorporation, as amended to date, of the Seller, certified as of a recent date by the Secretary of State of the State of Delaware,
            (2) the by-laws of the Seller, (3) resolutions duly and validly adopted by the Board of Directors of the Seller evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which Seller is a party and the consummation of the Transactions contemplated hereby and thereby, and with respect to the resolutions of the Board of Directors, accompanied by a certificate of the Secretary of the Seller, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date;

                  (viii) pursuant to Section 3.04,  updates of Schedule 1.03 and
            Schedule 3.04;

                  (ix) all Consents, waivers and estoppels from third parties as
            required  to  consummate  the  Transactions   contemplated  by  this
            Agreement, all as set forth on Schedule 3.02(c);

                  (x) Lien searches, a clearance certificate or similar document(s) that may be required by any state, local or foreign Governmental Entity in order to relieve Purchaser of any obligation to withhold any portion of the Purchase Price and such other instruments showing that there were no financing statements, judgments, Taxes or other Liens outstanding against the Seller with respect any of the Assets;

                  (xi)  to  the  extent   applicable,   payoff  letters,   UCC-3
            termination statements and other documentation relating to the release of all security interests as necessary, all as set forth on
            Schedule 3.02(c);

                  (xii) a Laboratory  Transfer Letter,  in a form to be mutually agreed upon by Seller and Purchaser, executed by the Seller;

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                  (xiii) the Business Records;

                  (xiv) an opinion,  dated the Closing  Date,  of counsel to the
            Seller,  in  a  form  and  substance   reasonably   satisfactory  to
            Purchaser; and

                  (xv) a duly executed  Settlement  Agreement  (the  "Settlement
            Agreement") among the Seller and each obligor under the Seller Obligations whereby each such obligor agrees that upon the payment of certain amounts to such obligor the Seller Obligations will be satisfied in full.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to and for the benefit of the Purchaser, as of the date hereof and as of the Closing Date, as follows:

      Section 3.01. Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has all corporate or other power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate the Assets and properties and to carry on the Business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the Business or the ownership or leasing of the Assets and properties makes such qualification necessary.

      Section 3.02. Authority.

            (a) Authority.

                  (i) The Board of  Directors of the Seller has taken all action
            to  authorize  and  approve  the   Transaction   Documents  and  the
            Transactions. The Seller has all requisite power and authority to enter into the Transaction Documents to which it is a party and to consummate the Transactions contemplated hereby and thereby.

                  (ii) The execution,  delivery and performance by the Seller of each Transaction Document to which it is a party and the consummation by the Seller of the Transactions contemplated hereby and thereby have been duly authorized by all corporate action on the part of the Seller, and no other corporate proceeding on the part of the Seller is necessary to authorize each Transaction Document.

                  (iii) Each Transaction Document to which the Seller is a party has been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the valid and binding obligation of the Seller, enforceable against it in accordance with its respective terms.

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            (b)  Non-Contravention.  Neither the  execution  and delivery by the
Seller of any Transaction Document to which it is a party nor the consummation or performance by the Seller of any of the Transactions contemplated hereby and thereby will contravene, conflict with or result in any violation by the Seller under any provisions of or result in acceleration, termination, cancellation or modification of, or constitute a default under:

                  (i) the articles of incorporation, bylaws or similar governing documents of the Seller;

                  (ii) any Requirements of Law;

                  (iii) any order of any Governmental Entity; or

                  (iv) any  note,  bond,  mortgage,  indenture,  deed of  trust, license, franchise, permit, concession, Contract, lease or other instrument, obligation or agreement of any kind relating to the Assets to which the Seller is now a party or by which the Assets may be bound or affected, except for Permitted Encumbrances.

Neither the execution nor the delivery by the Seller of any Transaction Document will result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) of any nature whatsoever upon the Assets.

            (c) Approvals. Except as set forth on Schedule 3.02(c), no declaration, filing or registration with, or notice to or Consent of, any Governmental Entity or any other Person is necessary for the execution and delivery by the Seller of any Transaction Document to which it is a party or the consummation by the Seller of the Transactions contemplated hereby and thereby.

            (d) Compliance.

                  (i) With  regards to the  Assets,  neither  the Seller nor its employees or agents is, or has been in the last 3 years, in violation in any material respect of, or has been given notice or been charged with any material violation of, any law, order, regulation, ordinance or judgment of any Governmental Entity.

                  (ii) The Seller has all permits,  licenses and franchises from
            Governmental Entities necessary for the ownership, marketing, distribution, licensing and exploitation of the Assets and is in compliance in all material respects with the terms thereof. No violations have been reported in writing to Seller in respect of such permits, licenses and franchises. Schedule 3.02(d)(ii) lists each permit, license and franchise of the Seller relating to the Assets. A true and complete copy of each such material permit, license and franchise of the Seller relating to the Assets has been provided to Purchaser and as of the date of the Closing each such permit, license and franchise shall be assigned to Purchaser and be in full force and effect upon such assignment.

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      Section 3.03. Title to Properties;  Liens; Condition of Assets. The Seller
has good, valid and marketable title to all of the Assets, free and clear of any Encumbrances, other than (i) Liens on properties and assets securing Taxes, assessments, governmental charges or levies, in each case, which are not yet due and payable, (ii) Liens held by licensees under Assumed Contracts, SAG, WGA or the DGA which arose in the ordinary course of business consistent with industry standards and which did not arise from any action or inaction of Seller, and
(iii) Liens disclosed on Schedule 3.03 ((i) through (iii), collectively, the Permitted Encumbrances). At the Closing, the Seller will convey to the Purchaser good title to the Assets, free and clear of any Encumbrances, other than the Permitted Encumbrances (except for Permitted Encumbrances relating to the Seller Obligations). All of the Physical Properties are in good operating condition and repair, subject to normal wear and tear, none of such Physical Properties are in need of maintenance or repairs except for ordinary, routine maintenance and such Physical Properties are suitable for and operating according to their intended use.

      Section 3.04. Receivables and Assumed Liabilities.

            (a) Schedule 3.04 sets forth a true, correct and complete aged list of the Receivables of the Seller as of the date hereof. At Closing, the Seller shall deliver a true, correct and complete updated list of such Receivables as of the Closing Date. Except as set forth on Schedule 3.04, all Receivables outstanding as of the date hereof, and as of the Closing Date (i) are bona fide, or will have been bona fide, and arose, or will have arisen, from the sale of inventory or services to Persons not affiliated with the Seller and in the ordinary course of business consistent with past practice and (ii) are supported by a valid and enforceable Assumed Contract.

            (b) Schedule 1.03 sets forth a true, correct and complete list of the Assumed Liabilities as such items exist as of the date hereof. At Closing, the Seller shall deliver a true, correct and complete updated list of such Assumed Liabilities as of the Closing Date. Each Assumed Liability (i) has arisen, or will have arisen, from the operation of the Business in the ordinary course of business consistent with past practice and (ii) is properly, or will be, properly and accurately reflected in the Business Records of the Seller.

      Section 3.05. Litigation; Investigations. Except as specifically set forth on Schedule 3.05, there are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of the Seller, threatened against, relating to, or affecting the Seller, the Assets, or to the knowledge of the Seller, any employee, officer or director of the Seller relating to the Assets, and (ii) no orders of any Governmental Entity or arbitrator outstanding against either of the Seller (in connection with the Assets), the Assets, or to the knowledge of the Seller, any employee, officer or director of the Seller relating to the Assets, or that could prevent or enjoin or delay in any respect, consummation of the Transactions contemplated hereby.

      Section 3.06. Matters Regarding the Film Library.

            (a) Schedule 3.06(a) sets forth, on a title-by-title basis, a true, correct and complete list of the principal films and programs that constitute the Film Library.

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            (b) Except with respect to the Permitted  Encumbrances and the terms of the Film Contracts, the Seller owns good and marketable title to, holds fully valid, enforceable and exclusive licenses of or is otherwise duly authorized to use substantially all rights under all copyrights, trademarks, service marks, trade secrets and other Intellectual Property used or otherwise exploited by Seller in connection with the Assets, including, without limitation, the Film Assets and the Film Library, and the rights to use, duplicate, distribute, merchandise, create derivative works based upon, publicly perform, and publicly display the Film Assets.

            (c) Schedule 3.06(c)(i) sets forth a true, correct and complete list of all of Seller's copyright registrations, registration numbers and serial numbers by the issuing authority related to the Film Library. Schedule
3.06(c)(ii) sets forth a true, correct and complete list of all of Seller's trademarks, service marks, trade names, domain names and logos, and all registrations, registration numbers and serial numbers by the issuing authority thereof, included in the Film Library. Schedule 3.06(c)(iii) sets forth a true, correct and complete list (the "Physical Properties Schedule") of each location at which the Physical Properties are held or stored and a general description of the nature or type of Physical Properties held or stored thereat and, at the Closing, Purchaser shall have exclusive ownership of such Physical Properties, subject to any Permitted Encumbrances.

            (d) The ownership, use or exploitation of the Film Library by any means in connection with the operations of the Seller or its Affiliates with respect to the Assets prior to the Closing does not and will not infringe or misappropriate the rights of any other Person, including, without limitation, any rights relating to defamation, contract, trademark, unfair competition, copyright, trade secret, privacy or publicity. Except as set forth on Schedule 3.06(d), neither the Seller nor any Affiliate of the Seller has received any notice of infringement or misappropriation or other notice of claim relating to the Film Library including, without limitation, oppositions filed in respect to the Seller's trademark applications, if any. Further, no presently existing assignment, license or other transfer to the Seller of any portion of the Film Library or of any rights thereunder is now or, to the knowledge of the Seller, will in the future become subject to rescission, cancellation or termination (except as may occur by operation of statute pursuant to Section 304 of the Copyright Act of 1976, as amended, or any equivalent foreign statutes to which the Film Assets may be subject, or, with respect to any Assumed Contract, as expressly set forth by its terms).

            (e) All advances, guarantees, Guild Payments, Residuals and Participations, laboratory payments, open purchase orders, costs and fees charged by agents and sub-agents, and other amounts or obligations owed, due, invoiced or payable prior to or on the Closing Date by the Seller, any of its Affiliates or any of its predecessors-in-interest pursuant to or under the Assumed Contracts or otherwise in respect of the Film Library have been paid, or at the Closing will be retained by Seller.

            (f) Except pursuant to the Assumed Contracts, there are no Persons that have (or will have) any rights to participate in the development, production, distribution or financing of any portion of the Film Library.

            (g) None of the licensors under any Film Asset Acquisition Agreement to which the Seller is a party has exercised any right to buy back any rights granted to Seller in the Film Library nor have any such rights reverted to any licensor nor has any such licensor purported to terminate or rescind any such rights.

            (h) All of the artwork, packaging, publicity, promotional materials and advertising prepared by Seller relating to the Film Library has been prepared in accordance with and is in compliance in all material respects with all of the requirements of the applicable Film Contracts and requirements of applicable laws which are customarily applicable to transactions of the type contemplated herein.

            (i) The transfer of the Assets pursuant to this Agreement will vest in Purchaser all rights with respect to musical compositions and sound recordings licensed from third parties by Seller and contained in the Assets necessary for the lawful distribution, exhibition and exploitation of the Film Library without infringing or violating any laws or rights of third parties; and the performance rights of all non-dramatic music contained in the Film Library (whether in connection with musical compositions or sound recordings) are: (i) controlled by a performing rights organization such as the American Society for Composers Authors and Publishers, Broadcast Music Inc., SESAC, Inc., PRS, and/or SOCAN, (ii) available for license from the party(ies) controlling such rights,
(iii) in the public domain, or (iv) controlled by Seller directly or through license(s), and if so, then such rights are granted herewith.

            (j) The Seller has not sold, leased, pledged, disposed of or otherwise transferred or encumbered in any way any of the Film Assets since the date the Seller acquired such Film Assets.

      Section 3.07. Contracts. Schedule 3.07 sets forth a complete and accurate list of all Assumed Contracts. Each of the Assumed Contracts is in full force and effect and enforceable in accordance with its terms. The Seller has not received notice of cancellation of or intent to cancel, or notice to make a modification or intent to make a modification in, any of the Assumed Contracts. The consummation of the Transactions hereunder will not result in the early termination of any of the Assumed Contracts or have a material adverse effect on the relationships between the Purchaser (as the new owner of the Film Library) and the customers who have licensed or otherwise acquired rights in portions of the Film Library. There exists no event of default or occurrence, condition or act on the part of the Seller or, to the best knowledge of the Seller, on the part of the other parties to such Assumed Contracts which constitutes or would constitute (with notice or lapse of time or both) a breach under, or cause or permit acceleration of, any obligation of the Seller. Except as specifically set forth on Schedule 3.02(c) no Consent of any other party to any of the Assumed Contracts is required in connection with the execution, delivery and performance of this Agreement by the Seller, which Consents shall be obtained prior to Closing. The Seller has delivered or made available to Purchaser true and complete copies of each Assumed Contract listed on Schedule 3.07.

      Section  3.08.  Transactions  with  Affiliates.  Except  as set  forth  on
Schedule 3.08, none of the officers, directors, employees or stockholders of the Seller (a) is a party to any Assumed Contract with the Seller, (b) has asserted or threatened to assert any claim against the Seller, (c) is engaged in any transaction with the Seller relating to the Assets, or (d) to the actual knowledge of the Seller, has any direct or indirect financial interest in any competitor, supplier, customer, or distributor of the Seller as it relates to the Assets.

      Section 3.09. Taxes.

            (a) All material Tax Returns required by applicable law to be filed by or on behalf of the Seller prior to or as of the Closing Date have been timely filed or will be timely filed as of the Closing Date, and all such Tax Returns are true, complete and correct in all material respects.

            (b) All material Taxes that are due or claimed to be due from Seller on or prior to the Closing Date have been paid or will have been paid as of the Closing Date, other than those (A) currently payable without penalty or interest or (B) being contested in good faith and by appropriate proceedings, which proceedings are described in Schedule 3.09.

      Section 3.10. Bulk Sales. The bulk sales laws of the jurisdictions in which the Assets are located are not applicable to the Transactions contemplated hereby.

      Section 3.11. Disclosure. No representation, warranty or statement made by the Seller in (i) this Agreement or (ii) the Schedules attached hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

      Section 3.12. Insurance. Seller does not currently have and has never had any insurance policies related to the Assets.

      Section  3.13.   Permits.   No  permits,   license  or  franchise  from  a
Governmental   Entity  is   necessary   for   Seller's   ownership,   marketing,
distribution, or exploitation of the Assets.

                                   ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      Purchaser represents and warrants to and for the benefit of the Seller, as of the date hereof and as of the Closing Date, as follows:

      Section 4.01. Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      Section 4.02. Authority.

            (a) Authority.

                  (i) The  Board of  Directors  of the  Purchaser  has taken all action to authorize and approve the Transaction Documents and the Transactions. The Purchaser has all requisite power and authority to enter into the Transaction Documents to which it is a party and to consummate the Transactions contemplated hereby and thereby. At the Closing, Purchaser will have adequate financial resources to fund the transactions contemplated by this Agreement.

                  (ii) The execution,  delivery and performance by the Purchaser of each Transaction Document to which it is a party and the consummation by the Purchaser of the Transactions contemplated hereby and thereby have been duly authorized by all corporate action on the part of the Purchaser and no other corporate proceeding on the part of the Purchaser is necessary to authorize each Transaction Document.

                  (iii) Each Transaction  Document to which Purchaser is a party has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its respective terms.

      (b) Non-Contravention. Neither the execution and delivery by Purchaser of any Transaction Document to which it is a party nor the consummation or performance by Purchaser of any of the Transactions contemplated hereby and thereby will contravene, conflict with or result in any violation by Purchaser under any provisions of or result in acceleration, termination, cancellation or modification of, or constitute a default under:

                  (i) the articles of incorporation, bylaws or similar governing documents of Purchaser;

                  (ii) any Requirements of Law;

                  (iii) any order of any Governmental Entity; or

                  (iv) any  note,  bond,  mortgage,  indenture,  deed of  trust, license, franchise, permit, concession, Contract, lease or other instrument, obligation or agreement of any kind to which Purchaser is now a party.

      (c) Approvals. No declaration, filing or registration with, or notice to or Consent of, any Governmental Entity or any other Person is necessary for the execution and delivery by Purchaser of any Transaction Document to which it is a party or the consummation by Purchaser of the Transactions.

      Section 4.03. Disclosure. No representation, warranty or statement made by Purchaser in (i) this Agreement or (ii) the Schedules attached hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V.

                         PRE-CLOSING COVENANTS OF SELLER

      Except with the prior written consent of the Purchaser, the Seller shall comply with the provisions of this Article V after the date hereof and prior to the Closing Date or earlier termination of this Agreement.

      Section 5.01. Ordinary Course of Business. The Seller shall conduct its business as it relates to the Assets in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use best efforts to preserve the Assets, preserve relationships with customers, suppliers, franchisors, distributors and others having business dealings with it and keep available the services of its present officers and employees, in each case in the ordinary course of business consistent with past practice. The Seller shall not take any action with the purpose of causing any of the conditions to the Purchaser's obligations set forth in Article VII hereof to not be satisfied. Except as expressly contemplated by this Agreement, the Seller shall not without the prior written consent of the Purchaser:

            (a) enter into any commitment or transaction relating to the Assets not in the ordinary course of business;

            (b) enter into, modify, amend or waive any terms of any Assumed Contract;

            (c) take any action or engage in any transaction which would cause any representation or warranty of the Seller hereunder to be untrue as of the Closing Date;

            (d) accelerate the receipt of payment with respect to receivables or slow down the payment of payables relating to the Assets;

            (e) enter into any agreement with any of its Affiliates relating to the Assets; or

            (f) agree in writing to take any of the actions described above in this Section 5.01.

      Section 5.02. Certain Actions. The Seller shall not sell, lease, transfer, license, pledge, encumber or otherwise dispose of any Assets or incur any Liabilities or obligations of any nature whatsoever relating to the Assets (whether absolute, accrued, contingent or otherwise and whether due or to become due) without the prior written consent of the Purchaser.

      Section 5.03. Intentionally Omitted.

      Section 5.04. Intentionally Omitted.

      Section 5.05. Actions. The Seller shall not institute, settle or dismiss any action, claim, demand, lawsuit, proceeding, arbitration or grievance by or before any Governmental Entity threatened against, relating to or involving the Assets, without the prior written consent of the Purchaser.

      Section 5.06. Maintenance of Assets. The Seller shall maintain all the Assets in good repair and condition, except to the extent of wear or use in the ordinary course of business and consistent with past practice or damage by fire or other unavoidable casualty.

      Section 5.07. Access and Investigation. The Seller and its representatives shall afford to representatives of Purchaser, including its counsel, accountants, consultants and lenders, with full and complete access during normal business hours to all of the properties, books, Contracts, records and assets of the Seller to enable the Purchaser to perform a due diligence review of the Film Library. Such due diligence review shall include, but not be limited to the following (i) obtaining a complete and accurate list of all films, television episodes and other titles and media included in the Film Library,
(ii) obtaining a complete and accurate list of all distribution agreements relating to any and all items in the Film Library, (iii) confirming that Seller possesses Physical Properties for each item in the Film Library, (iv) obtaining advice from qualified third-party advisors as to the potential commercial value of the Film Library and the time and resources likely to be required to realize such value, (v) obtaining advice from qualified third party advisors as to the physical condition of the Film Library, and as to the steps and cost necessary to convert the Film Assets into digital or other form necessary to commercialize such items, (vi) obtaining advice from counsel and other advisers as to the validity and enforceability of Seller's title to each item in the Film Library, and as to the current validity and enforceability of copyright protection for each such item, and (vii) conducting such other legal and accounting due diligence as Purchaser deems appropriate in its sole discretion. Any information obtained pursuant to this Section 5.07 shall be held in strict confidence and shall be used solely in connection with the Transactions contemplated hereunder and shall not be disclosed to any Person except as required by a Governmental Entity.

      Section 5.08. No Negotiation.

            (a) The Seller shall terminate any discussions regarding an Acquisition Proposal (other than discussions with Purchaser) and shall ensure that neither it nor any of its subsidiaries, officers, directors, employees, shareholders, Affiliates, investment bankers, attorneys, accountants, agents or other advisors or representatives of the Seller, directly or indirectly:

                  (i) solicit, initiate or knowingly facilitate or encourage the submission of any Acquisition Proposal; or

                  (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal, other than with Purchaser.

            (b) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.08 by any officer, director, employee, affiliate, shareholder, investment banker, attorney, accountant, agent or other advisor or representative of the Seller, whether or not such individual is purporting to act on behalf of the Seller, or otherwise, shall be deemed to be a breach of this Section 5.08 by the Seller. Seller shall notify the Purchaser promptly of the receipt of any notice, discussions or requests for information relating to an Acquisition Proposal.

      Section 5.09. Performance Under Assumed Contracts. The Seller shall continue to perform in a manner consistent with regular and ordinary course under, and abide by, each of the Assumed Contracts in all respects and shall otherwise fully discharge its obligations under each of the Assumed Contracts.

                                  ARTICLE VI.

                       PRE-CLOSING COVENANTS OF EACH PARTY

      Section 6.01. Notification of Certain Matters. During the period from and after the date hereof through the earlier of the termination of this Agreement or the Closing Date, each party hereto shall promptly notify the other in writing of:

            (a) the discovery by it of any event, condition, fact or circumstance that occurred, arose or existed on or prior to the date of this Agreement or occurs, arises or exists after the date of this Agreement and that caused or constitutes or could cause or constitute a breach of any representation or warranty made by such party in this Agreement;

            (b) any breach of any covenant or obligation made by it; and

            (c) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article VII or Article VIII impossible or unlikely.

      Section 6.02. Consents. Each party hereto shall use its commercially reasonable efforts to ensure that:

            (a) each filing, notice or certificate required to be made or given (pursuant to any applicable Legal Requirement, order or Contract, or otherwise) by it in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of any of the Transactions is made or given as soon as practicable after the date of this Agreement;

            (b) each Consent set forth on Schedule 3.02(c) required to be obtained (pursuant to any applicable legal requirement, order or Contract, or otherwise) by it in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of any of the Transactions is obtained as soon as practicable after the date of this Agreement and remains in full force and effect through the Closing Date;

            (c) it shall promptly deliver to the other parties, a copy of each filing made, each notice given and each Consent obtained by it during the pre-Closing period; and

            (d) during the pre-Closing period, it and its respective representatives cooperate with the other parties and with the other parties' representatives, and prepare and make available such documents and take such other actions as the other parties may reasonably request in good faith, in connection with any filing, notice or Consent that it is required or elects to make, give or obtain.

                                  ARTICLE VII.

           CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE

      The obligation of the Purchaser to purchase the Assets is subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefit of these conditions are for the benefit of the Purchaser only and may only be waived in a writing signed by the Purchaser at any time in its sole discretion.

      Section 7.01. Accuracy of Representations and Warranties. The representations and warranties of the Seller shall be true and correct in all material respects (except for representations and warranties that contain qualifications as to materiality, which shall be true and correct in all respects) at and as of the date when made and as of the Closing Date as though made at that time, and the Purchaser shall have received a certificate attesting thereto from the Seller signed by a duly authorized officer of the Seller.

      Section 7.02. Performance by the Seller. The Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Purchaser shall have received a certificate signed by a duly authorized officer of the Seller attesting to that effect.

      Section 7.03. Material Adverse Change. There shall not have been any changes or events that have resulted or could result in a Material Adverse Effect.

      Section 7.04. No Litigation. There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (i) prohibits or makes illegal the purchase by the Purchaser of the Assets, (ii) would require the divestiture by the Purchaser of all or any portion of the Assets as a result of the Transactions contemplated hereby, or (iii) would impose limitations on the ability of the Purchaser to effectively exercise full rights of ownership of the Assets as a result of the Transactions contemplated hereby.

      Section 7.05. No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the Transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the Transactions contemplated hereby.

      Section 7.06. Due Diligence Review. The Purchaser, in its sole and absolute discretion, shall be satisfied with the results of its due diligence review as set forth in Section 5.07 hereof.

      Section 7.07. No Encumbrances. At the Closing, Seller shall deliver the Assets free and clear of any Encumbrances whatsoever other than the Permitted Encumbrances (except for Permitted Encumbrances relating to the Seller Obligations).

      Section 7.08. Purchase Agreement. The Purchase Agreement by and among the Purchaser, Tadpole Entertainment, LLC, Benny Smart, Inc., James W. Carell, John
R. Cherry, Gerald T. Carden, and Thomas E. Trebing dated as of the date hereof shall not have been terminated and all of the conditions to Closing set forth in
Article XIII and Article IX therein shall be satisfied or waived.

      Section 7.09. Delivery of Schedules. If Seller updates Schedule 3.06(a) in accordance with Section 1.05, Seller shall have delivered to Purchaser revisions of all other Schedules that are required to be revised in connection with such update that are, in each case, satisfactory to Purchaser in Purchaser's sole and absolute discretion.

      Section 7.10. Opinion of Counsel. The Seller shall have delivered an opinion, dated the Closing Date, of counsel to the Seller, in a form and substance reasonably satisfactory to Purchaser.

                                 ARTICLE VIII.

            CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS TO CLOSE

      The obligation of the Seller to sell the Assets is subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefit of these conditions is for the Seller only and may be waived by the Seller in writing at any time in its sole discretion.

      Section 8.01. Accuracy of Representations and Warranties. The representations and warranties of Purchaser shall be true and correct in all material respects (except for representations and warranties that contain qualifications as to materiality, which shall be true and correct in all respects at and as of the date when made and as of the Closing Date, as though made at that time), and the Seller shall have received a certificate attesting thereto signed by a duly authorized officer of the Purchaser.

      Section 8.02. Performance by Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Seller shall have received a certificate of a duly authorized officer of the Purchaser to such effect.

      Section 8.03. No Litigation. There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (i) prohibits or makes illegal the sale by the Seller of the Assets or the purchase by the Purchaser of the Assets or (ii) would impose limitations on the ability of the Seller to effectively transfer full rights of ownership of the Assets as a result of the Transactions contemplated hereby.

      Section 8.04. No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the Transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the Transactions contemplated hereby.

                                   ARTICLE IX.

                                 INDEMNIFICATION

      Section 9.01. Representations and Warranties. The representations and warranties set forth in Articles III and IV hereof shall survive through the three-year anniversary of the Closing Date; provided, however, that the representations and warranties set forth in Section 3.03 and Section 3.06 shall survive indefinitely.

      Section 9.02. Indemnification by the Seller. The Seller shall indemnify, defend and hold Purchaser and its officers, directors, employees, Affiliates, representatives, agents and the successors and assigns of all of them harmless up to a maximum amount equal to the Purchase Price for any and all Liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and amounts paid in settlement (collectively, "Damages"):

            (a) arising from or in connection with (i) the failure or breach of any representation or warranty of the Seller under this Agreement (including the schedules hereto), in any certificate delivered pursuant hereto to be true and correct as of the date hereof and as of the Closing Date or any other Transaction Document, (ii) the failure of the Seller to duly perform or observe any term, provision, covenant or agreement to be performed or observed by the Seller pursuant to this Agreement or any other Transaction Document or in the schedules, exhibits, certificates or documents delivered by Seller pursuant hereto or thereto, or (iii) all Liabilities, other than the Assumed Liabilities; and

            (b) for a period from the Closing Date to the three-year anniversary thereof, in the event that the Seller shall have engaged in fraud, willful misconduct or bad faith in connection with the consummation of the transactions contemplated by this Agreement.

      Section 9.03. Sole Remedy. Notwithstanding anything to the contrary herein, Purchaser's sole remedy against Seller for Damages pursuant to this Agreement shall be limited to the provisions set forth in this Article IX and shall not exceed an aggregate amount equal to the Purchase Price.

      Section 9.04. Claims for Indemnification. Within the indemnification limitations set forth in Section 9.02 above, upon receipt by Purchaser of a written notice of any action, suit, proceedings, claim, demand or assessment against it which might give rise to a claim for Damages, Purchaser shall give written notice thereof to the Seller indicating the nature of such claim and the basis therefor; provided, however, that failure to give such notice shall not affect the Purchaser's rights provided hereunder except to the extent that the Seller's rights shall have been actually and materially prejudiced as a result of such failure. Seller shall have the right, at its option, exercisable within 10 days after receipt of such notice to assume the defense of, at its own expense and by its own counsel, any such matter involving the asserted liability of the Purchaser as to which the Seller shall have acknowledged the right of the Purchaser to payment by the Seller, subject to the next sentence. If the Seller shall undertake to compromise, settle or defend any such asserted liability, it shall promptly notify the Purchaser of its intention to do so, and the Purchaser agrees to cooperate fully with the Seller and its counsel in the compromise or settlement of, or defense against, any such asserted liability; provided, however, that the Seller shall not settle any such asserted liability without the written consent of the Purchaser, which such consent shall not be unreasonably withheld. Notwithstanding an election to assume the defense of such action or proceeding, the Purchaser shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the reasonable fees, costs and expenses of such separate counsel shall be payable by the Seller, if (A) the Seller shall not have employed counsel reasonably satisfactory to the Purchaser to represent the Seller within 20 days after notice to the Seller of the institution of such action or proceeding or (B) the Seller shall have authorized the Purchaser to employ separate counsel at the Seller's expense and the Seller shall promptly assume and hold the Purchaser harmless from and against the full amount of any Damage resulting therefrom. Notwithstanding anything herein to the contrary, the Seller shall not be entitled to assume control of such defense but shall pay for the reasonable fees, costs and expenses of Purchaser's legal counsel if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) Purchaser has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Seller, on the one hand, and Purchaser on the other; (iii) the Seller failed or is failing to vigorously prosecute or defend such claim; (iv) the claim seeks an injunction or equitable relief against Purchaser; or (v) Purchaser reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the reputation or future business prospects of Purchaser. If the Purchaser shall undertake to compromise, settle or defend any asserted liability in accordance with the immediately preceding sentence, it shall promptly notify the Seller of its intention to do so, and the Seller agrees to cooperate fully with the Purchaser and its counsel in the compromise or settlement of, or defense against, any such asserted liability; provided, however, that the Purchaser shall not settle any such asserted liability without the written consent of the Seller, which such consent shall not be unreasonably withheld. In any event, the Purchaser and its counsel shall cooperate with the Seller and its counsel. The Purchaser shall have the right at its own expense to participate in the defense of such asserted liability.

      Section 9.05. Method of Payment. If a payment is due from Seller to Purchaser for Damages, in addition to any other rights Purchaser may have against Seller under this Agreement regarding the collection of such Damages, Purchaser shall at its option have the right, in accordance with the procedure outlined below, to collect such Damages by offsetting the amount of such Damages against the Seller Note (the "Right of Setoff"). If Purchaser desires to exercise its Right of Setoff, it must first provide Seller with 10 days prior written notice (the "Setoff Notice") setting forth the amount of Damages it desires to offset (the "Setoff Amount") and a brief description of the facts which gave rise to the Damages. If, within such 10 day period, Purchaser does not receive a written notice from Seller (an "Objection Notice") setting forth Seller's objection to either the facts giving rise to the Damages or the amount of Damages, Purchaser shall be allowed to exercise its Right of Setoff pursuant to the Setoff Notice. If, within such 10 day period, Purchaser receives an Objection Notice, the parties agree to meet within 20 days of the receipt of such Objection Notice to make a good faith effort to resolve the dispute set forth in the Objection Notice. If after such meeting the parties are unable to resolve such dispute, the Purchaser agrees to pay the Setoff Amount (on the dates and in the amounts set forth in the Seller Note) to an escrow agent pursuant to an Escrow Agreement in a form to be mutually agreed upon by Seller and Purchaser. Such amount shall be released by the escrow agent upon the earlier of either (i) the joint direction of Purchaser and Seller, or (ii) the ruling of an arbitrator pursuant to an arbitration in accordance with Section
12.08 hereof.

                                   ARTICLE X.

                                   TERMINATION

      Section 10.01. Termination Events. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

            (a) by mutual written consent of the Seller and Purchaser;

            (b) by the Seller or Purchaser if the Closing shall not have occurred on or before April 30, 2005; provided, however, that

                  (i) the right to terminate this  Agreement  under this Section
            10.01(b) shall not be available to the Seller or Purchaser, as the case may be, if such party's failure to fulfill any obligation under this Agreement is the cause of or resulted in the failure of the Transactions to occur on or before such date;

                  (ii) if the  failure  to  close by such  date is a  result  of
            Seller's failure to provide Purchaser with full and complete access on a timely basis to Seller's diligence materials in accordance with
            Section 5.07 hereof, such date shall automatically be extended to May 31, 2005; and

                  (iii) if the failure to close by such date is not due to either parties failure to fulfill any of its obligations under this Agreement, the parties agree to meet in good faith on or before April 30, 2005, to use their best efforts to mutually agree upon a reasonable extension of such date;

            (c) by the Seller so long as the Seller is not then in material breach of its obligations hereunder, if any of the Conditions to Closing set forth in Article VIII shall not have been satisfied and are incapable of being satisfied by April 30, 2005; and

            (d) by Purchaser so long as Purchaser is not then in material breach of its obligations hereunder, if any of the Conditions to Closing set forth in
Article VII shall not have been satisfied and are incapable of being satisfied by April 30, 2005.

      Section 10.02. Effect of Termination.

            (a) In the event of termination of this Agreement by either the Seller or Purchaser as provided in Section 10.01, this Agreement shall forthwith become null and void and there shall be no liability or obligations on the part of Purchaser, on the one hand, or the Seller, on the other, or any of its Affiliates, officers, or shareholders except (i) with respect to the provisions of Section 10.02(b) hereof, and (ii) that no such termination shall relieve any party from liability for any breach of the respective representations, covenants and other obligations hereunder prior to the date of termination.

            (b) If this Agreement is terminated as provided herein:

                  (i) each  party  will  redeliver,  and will  cause its  agents
            (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of the other party relating to the Transactions contemplated hereby, whether obtained before or after the execution hereof; and

                  (ii) each party  shall hold any  information  received  by any other party with respect to the business, operations, assets or financial condition of such other party in strict confidence and not disclose such information to any Person except as required by a Governmental Entity.

                                  ARTICLE XI.

                          OBLIGATIONS AFTER THE CLOSING

      Section 11.01. Further Assurances.

            (a) Seller will, at any reasonable time, when called upon to do so by the Purchaser, its successors, legal representatives, or assigns, sign all lawful papers, make all rightful oaths, execute and deliver all documents, and do all lawful acts required for the filing of such papers as are reasonable and necessary to aid the Purchaser, its successors, legal representatives and assigns, to (i) effectively vest in the Purchaser good title to the Assets, (ii) consummate the Transactions contemplated hereby, and (ii) record, obtain, enforce and renew proper copyright, trademark, patent and other intellectual property rights in the Film Library in all countries, all without further compensation but at the expense of the Purchaser, its successors, legal representatives and assigns.

            (b) Upon the reasonable request of Purchaser, Seller will make available to Purchaser original versions of all accounting, financial and fiscal records that are related to the Assets.

            (c) On and after the Closing Date, the Purchaser shall have the sole right and authority to collect, for its own account and sole benefit, all monies payable in respect of the Assets (with respect to Transactions or events occurring after the Closing Date), but not to collect monies payable in respect of Excluded Assets, and the Seller shall have the sole right and authority to collect, for its own account and sole benefit, all monies payable in respect of such Excluded Assets. If either party shall receive any such monies of the other, it shall hold all such monies in trust for the sole benefit of the other party. Within five business days after receipt thereof, the Seller shall cause the transfer and delivery to the Purchaser of any monies or other property which the Seller may receive after the Closing Date in payment of monies payable in respect of the Assets and the Purchaser shall (within five business days after receipt thereof) cause the transfer and delivery to the Seller of any monies which the Purchaser may receive after the Closing Date in payment of Excluded Assets.

            (d) Purchaser shall timely execute an assumption agreement with the Screen Actors Guild; provided, that, such agreement shall be consistent with the terms of this Agreement, including without limitation Section 1.03(d) hereof.

                                  ARTICLE XII.

                                  MISCELLANEOUS

      Section 12.01. Publicity. Purchaser or Seller may make press releases, statements or other public announcements from time to time as is required to comply with applicable laws provided, however, that such items shall not disclose any of the material details of the Transactions other than as necessary to comply with such applicable laws. Purchaser may make press releases, statements or other public announcements from time to time to publicize its ownership of the Assets.

      Section 12.02. Costs. The Purchaser, on the one hand, and the Seller on the other, shall each pay its own costs and expenses incurred by it in negotiating and preparing this Agreement and in closing and carrying out the Transactions contemplated by this Agreement.

      Section 12.03. Headings. Subject headings are included for convenience only and shall not affect the interpretation of any provision of this Agreement.

      Section 12.04. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by facsimile transmission, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery service or express mail for next day delivery and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows (or to such other address of which any such party shall give notice pursuant to this Section 12.04):

               If to the Seller to:

                        MAC Filmworks, Inc.
                        9464 Mansfield Road, Suite A-1
                        Shreveport, LA  71118
                        Attn: Jim McCullough
                        Fax:  (318) 687-2515

                        With a Copy to:

                        Brewer & Pritchard, PC
                        3 Riverway, Suite 1800
                        Houston, TX  77056
                        Attn: Thomas C. Pritchard
                        Fax:  (713) 209-2921

               If to the Purchaser, to:

                        Amity Entertainment, Inc.
                        c/o AG Special Situation Corp.
                        245 Park Avenue - 26th Floor
                        New York, NY  10167
                        Attn: Josh Brain
                              David Roberts
                        Fax:  (212) 599-2920

               with a copy to:

                        Dechert LLP
                        30 Rockefeller Plaza
                        New York, New York  10112
                        Attn: David S. Rosenthal, Esq.
                        Fax:  (212) 698-3599

      Section 12.05. Assignment and Successors. Prior to Closing, neither the Purchaser, on the one hand, or the Seller, on the other, shall assign any rights or delegate any duties hereunder without the prior written consent of the other except that Purchaser may assign this Agreement to an affiliate of Purchaser without obtaining Seller's consent.

      Section 12.06. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

      Section 12.07. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York as applied to contracts made and to be performed entirely in the State of New York without regard to principles of conflicts of law.

      Section 12.08. Arbitration.

            (a) Any controversy, claim for the recovery of any Damages or other claim (including, without limitation, whether any controversy, claim for the recovery of any Damages or other claim is subject to arbitration) arising out of this Agreement, or the breach thereof (whether, in any case, involving (x) a party hereto, (y) their transferees or (z) such party's or transferee's directors, officers, shareholders, employees, representatives or agents), shall be settled by binding arbitration administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules ("Rules"), and shall be held in New York, New York.

            (b) The Federal rules of evidence shall control the admission of evidence into the arbitration proceeding. Any applicable discovery limitations under the Federal Rules of Civil Procedure (and the local rules of the Federal District Court located in New York) shall control the form and volume of written discovery and oral depositions that each side may conduct in preparation for the arbitration proceeding; provided, however, that the arbitration panel shall specify all other matters regarding the conduct of such written discovery and oral depositions.

            (c) Any dispute submitted for arbitration shall be referred to a panel of three arbitrators. The party or parties submitting ("Submitting Party") the intention to arbitrate (the "Submission") shall nominate one arbitrator. Within 10 days of receipt of the Submission, the party or parties receiving the Submission ("Answering Party") shall nominate one arbitrator. If the Answering Party fails to timely nominate an arbitrator, then the second arbitrator shall be appointed by the AAA in accordance with the Rules. If the arbitrator chosen by the Submitting Party and the arbitrator chosen by or selected for the Answering Party can agree upon a neutral arbitrator within 15 days of the choice or selection of the Answering Party's arbitrator, then such individual shall serve as the third arbitrator. If no such agreement is reached, a third neutral arbitrator shall be appointed by the AAA in accordance with the Rules. The parties agree that they shall consent in writing to an expedited proceeding under the Rules, to the full extent the AAA can accommodate such a request.

            (d) The ruling of the arbitrators shall be binding and conclusive upon all parties hereto any other Person with an interest in the matter.

            (e) The arbitration provision set forth in this Agreement shall be the sole dispute resolution process regarding any controversy or claim (including, without limitation, whether any controversy or claim is subject to arbitration) arising out of or relating to this Agreement, or the breach thereof (whether, in any case, involving (x) a party hereto, (y) their transferees or (z) such party's or transferee's officers, directors, shareholders, employees, representatives or agents); provided, however, that (i) any of the parties to the arbitration may request the Federal District Court located in New York, New York (or any applicable New York state court) to provide interim injunctive relief in aid of arbitration hereunder or to prevent a violation of this Agreement pending arbitration hereunder (and any such request shall not be deemed a waiver of the obligations to arbitrate set forth in this Section 12.08), (ii) any ruling on the award rendered by the arbitrators may be entered as a final judgment in a Federal District Court or any New York state court (and each of the parties hereto irrevocably submits to the jurisdiction of such court solely for such purposes) and (iii) application may be made by a party to any court of competent jurisdiction wherever situated for enforcement of any such final judgment and the entry of whatever orders are necessary for such enforcement. In any proceeding with respect hereto, all direct, reasonable costs and expenses (including, without limitation, AAA administration fees and arbitrator fees) incurred by the parties to the proceeding shall, at the conclusion of the proceeding, be paid by the party incurring same.

      Section 12.09. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, sets forth the entire understanding and agreement and supersedes any and all other understandings, negotiations or agreements between the Purchaser and the Seller relating to the sale and purchase of the Assets.

      Section   12.10.   Counterparts.   This   Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement. This Agreement may be evidenced by facsimile signatures.

      Section 12.11. Severability. In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

      Section 12.12. No Prejudice. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

      Section 12.13. Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

      Section 12.14. Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

      Section 12.15. Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by all parties hereto.

      Section 12.16. Waiver. At any time prior to the Closing, the Purchaser or the Seller may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions of the other contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

                                  ARTICLE XIII.

                                   DEFINITIONS

      "AAA" shall have the meaning set forth in Section 12.08(a).

      "Acquisition Proposal" shall mean any offer or proposal for or indication of interest in the purchase of or the acquisition of (whether by operation of law or otherwise) any of the Assets or of an equity interest in any entity that controls the Assets, other than the Seller's offering set forth in registration statement 333-70526 filed with the SEC.

      "Affiliate" shall mean, when used with respect to any Person, (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner of more than ten percent (10%) of any class of any equity security thereof, and any officer, director, partner or Affiliate of such beneficial owner, (ii) if such Person is a partnership, any partner thereof, (iii) if such Person is a limited liability company or other unincorporated association, any member or managing agent thereof, and (iv) any other Person (other than the Purchaser) which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling," "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, the ability to exercise voting power, or by Contract or otherwise.

      "Ancillary Rights" shall have the meaning set forth in subsection (iv) of the definition of Film Assets.

      "Answering Party" shall have the meaning set forth in Section 12.08(c).

      "Assets" shall have the meaning set forth in Section 1.01.

      "Assumed Contracts" shall have the meaning set forth in Section 1.01(e).

      "Assumed Liabilities" shall have the meaning set forth in Section 1.03.

      "Business" shall mean the Seller's business of creating, owning, using, marketing, producing, distributing, licensing and otherwise exploiting on a worldwide basis a library of television and motion picture products.

      "Business Records" shall have the meaning set forth in Section 1.01(g).

      "Closing" shall have the meaning set forth in Section 2.01.

      "Closing Cash Consideration" shall have the meaning set forth in Section 1.06(a).

      "Closing Date" shall have the meaning set forth in Section 2.01.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as in effect from time to time.

      "Consents" shall mean all governmental and third party consents, permits, approvals, orders, authorizations, qualifications, and waivers necessary to be received by a Person for the consummation of the Transactions contemplated by this Agreement.

      "Contracts"   shall   mean   all   contracts,   commitments,   agreements,
arrangements and other instruments, whether written or oral.

      "Encumbrance" shall mean any option, pledge, security interest, Lien, charge, encumbrance, restriction (whether on voting, sale, transfer or disposition or otherwise) whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws.

      "Excluded Assets" shall have the meaning set forth in Section 1.02.

      "Excluded Liabilities" shall have the meaning set forth in Section 1.04.

      "Film Asset Acquisition Agreement" shall mean, with respect to any Person, a Contract pursuant to which that Person has acquired from another Person, or must acquire from another Person, all or any of such other Person's rights in the Film Library or any Film Asset.

      "Film Asset Exploitation Agreements" shall mean, with respect to any Person, a Contract pursuant to which that Person has granted to another Person, or must grant to another Person, all or any of that Person's rights to exploit the Film Library or any Film Asset.

      "Film Assets" shall mean, with respect to the Film Library, all rights and interests therein or pertaining thereto, including, all rights and interests of every kind and nature of whatever description, present and future, direct and indirect, whether now owned or hereafter acquired (including, without limitation, any rights or interests that revert), throughout the universe in perpetuity in all media, whether now or hereafter created or devised, and by all means, whether now known or hereafter created or devised, in and to the following:

                  (i) the underlying Literary Property;

                  (ii) all  copyrights,  rights  and  interests  in  copyrights, renewals and extensions of copyrights, domestic and foreign, obtained upon the Film Library or the underlying Literary Property or any part thereof, the right (but not the obligation) to make publication thereof for copyright purposes and to register claims under copyright, the right (but not the obligation) to renew and extend such copyright and the right (but not the obligation) to sue in the name of any Person for past, present and future infringements of copyright and to receive all damages, judgments, recoveries or proceeds therefrom;

                  (iii) all music,  musical  compositions and master  recordings created for, used in or to be used in connection with the Film Library, including, without limitation, all copyrights therein and all rights to perform, copy, record, re-record, produce, publish, reproduce or synchronize any or all of said music, musical compositions and master recordings throughout the universe as well as all other rights to exploit such music including recording, soundtrack recording and music publishing rights;

                  (iv) all collateral,  allied,  ancillary and subsidiary rights of every kind and nature whatsoever derived from, appurtenant to or related to the Film Library or the underlying Literary Property, including, without limitation, all production, exploitation, reissue, remake, sequel, prequel, adaptations, serial or series production rights, by any means and in any medium now known or hereafter devised, whether based upon, derived from or inspired by the Film Library, the underlying Literary Property or any part thereof; all rights to use, exploit and license others to use or exploit any and all music, novelization, publishing, commercial tie-ups and merchandising rights of every kind and nature whatsoever, including, without limitation, those arising out of or connected with or inspired by the Film Library or the underlying Literary Property, the title or titles of the Film Library or the underlying Literary Property, the characters appearing in the Film Library or the underlying Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to the Film Library, all remakes, sequels, prequels or other adaptations and/or derivative works thereof and/or said Literary Property (collectively the "Ancillary Rights");

                  (v) all rights to develop, produce, acquire, reacquire, finance, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, manufacture, publicize or otherwise exploit the Film Library, the underlying Literary Property and the Ancillary Rights in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, whether now known or hereafter developed, including, without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable, sustaining subscription, sponsored and direct satellite broadcast), in theatres, non-theatrically, all airline and ship board exploitation, closed circuit, on cassettes, cartridges, DVD, other discs and other similar and dissimilar video devices, all forms of computer assisted or interactive media (including, without limitation, CD-ROM, CD-I and similar disc systems), all so-called video-on-demand and/or near video-on-demand systems however devised, interactive cable and by any and all other means, methods, processes or devices now known or hereafter conceived, devised or created;

                  (vi) all  underlying  Literary  Properties  and all  Ancillary
            Rights relating to the Film Library, including,  without limitation,
            (i) all rights to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Film Library or any Film Asset relating thereto and all applicable Film Contracts, (ii) all claims for damages arising out of or for breach of or default under all applicable Film Contracts or otherwise, and (iii) the right to terminate all applicable Film Contracts, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder;

                  (vii) all  agreements  with respect to the Film Library or any
            Film Asset relating thereto, including, without limitation, all Film Contracts relating to the Film Library and all agreements for (i) acquisition of rights in the Film Library or any Literary Property and all rights under distribution and license agreements and (ii) personal and/or professional services, including the services of writers, directors, performers, producers, special effects personnel, production personnel, animators, cameramen and other creative, artistic or technical staff and other persons providing services with respect to the Film Library, to the extent applicable;

                  (viii) all Physical  Properties  relating to the Film Library, including ownership and all access rights and rights to use the same, all pledgeholder, laboratory, access or film warehousing documents or agreements relating to the Film Library or any Physical Properties thereof;

                  (ix) all  insurance  of  whatever  description  placed upon or relating to the Film Library or the insurable properties thereof and/or any Person or Persons engaged in the development, acquisition, production, completion, delivery or exploitation of the Film Library, and all rights of any kind or nature whatsoever in and to all completion guarantees and all other agreements and documents relating to production, completion, delivery and exploitation of the Film Library and the proceeds thereof;

                  (x) the title or titles of the Film Library  including  rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and all inventions, processes, formulae, licenses, copyrights, patents, patent rights, trademarks, trademarks rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, and the accompanying goodwill relating to the Film Library, the right (but not the obligation) to register claims under trademark, patent or copyright and to renew and extend such trademarks, patents or copyrights and the right (but not the obligation) to sue in the name of any Person for past, present or future infringement of trademark, copyright or patents;

                  (xi) all key art, transparencies, photographs, slides and promotional materials of whatever nature; and

                  (xii) all Internet Websites owned and operated by Seller related to the Film Library, including but not limited to the website names, URL addresses, domain registrations, and any and all linked websites or pages controlled by Seller and all elements thereof including but not limited to all literary, dramatic, visual and musical material therein.

      "Film Contracts" shall mean, with respect to any Person, all Contracts to which that Person is a party relating to the Film Library or any Film Asset, including, without limitation, all Film Asset Acquisition Agreements, Film Asset Exploitation Agreements, sales agency agreements, financing arrangements, copyright mortgages, cast and crew agreements, collective bargaining agreements, performance bonds, or other agreements of any nature whatsoever relating to the acquisition, production, financing, distribution, exhibition, or exploitation of the Film Library or Film Asset.

      "Film Library" shall have the meaning set forth in Section 1.01(a).

      "GAAP" shall mean U.S. generally accepted accounting principles, applied on a consistent basis.

      "Governmental Entity" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guild Payments" shall mean the obligations payable by the Seller or any of its Affiliates pursuant to any guilds or similar organizations, including without limitation the Screen Actors Guild, the Writers Guild of America and the Directors Guild of America, or collective bargaining agreements in connection with the distribution and exploitation of the Film Assets.

      "Liabilities" shall mean any debt, obligation, duty or liability of any nature including indebtedness and any undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

      "Lien" shall mean any security agreement, financing statement (whether or not filed), security or other like interest, conditional sale or other title retention agreement, lease or consignment or bailment given for security purposes, lien, mortgage, deed of trust, indenture, pledge, constructive or other trust or attachment.

      "Literary Properties" shall mean any and all underlying literary, dramatic or other works (whether published or unpublished), screenplays, teleplays, stories, adaptations, scripts, treatments, scenarios and any and all other literary or dramatic materials of any kind on which the Film Assets are based or which were written for or included in the Film Assets.

      "Material Adverse Effect" shall mean a material adverse effect on (i) the Assets, or (ii) the validity or enforceability of (A) this Agreement or (B) the rights or remedies of the Purchaser hereunder.

      "Objection Notice" shall have the meaning set forth in Section 9.04.

      "Participations" shall mean the amounts (other than Residuals) payable by any Person pursuant to Contracts with any other Person or pursuant to Contracts under which any Person assumed the obligations or is otherwise obligated to pay such amounts, in connection with the acquisition, production, financing, distribution, exhibition or exploitation of a Film Asset, the payment of which is: (a) contingent upon and payable only to the extent of the receipt by such Person of revenues from the exploitation of such Film Asset; or (b) due based upon the passage of time or the occurrence of an identified event; or (c) an advance or guarantee of payments of the kind described in (a) or (b) above, and which are held by (i) actors, writers, directors, producers, other film industry professionals, or any of their respective loan out companies, (ii) production companies or licensors or transferors of rights, or (iii) any of their respective successors or assigns.

      "Permitted Encumbrances" shall have the meaning set forth in Section 3.03.

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, institution, entity, party, or Governmental Entity or any other juridical entity of any kind or nature whatsoever.

      "Physical Properties" shall mean all physical properties of every kind or nature of or relating to any film or program in the Film Library and all versions thereof and all teasers, trailers, music videos, featurettes, television spots, outtakes, stock footage, "making of" films or programs, including, without limitation, exposed film, developed film, positives, negatives, final cut negatives, prints, answer prints, special effects, preparing materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, title overlays, textless backgrounds and all other forms of pre-print elements which may be necessary or useful to produce prints or other copies or additional pre-print elements, whether now known or hereafter devised), soundtracks, recordings, audio and video tapes and discs of all types and gauges, tape masters, stills, press kits and other publicity or promotional material, cutouts, trims and any and all other physical properties of every kind and nature relating to the Film Library in whatever state of completion, and all duplicates, drafts, versions and copies of each thereof, all of which are in possession or control of Seller.

      "Purchase Price" shall have the meaning set forth in Section 1.05.

      "Purchaser" shall have the meaning set forth in the Preamble.

      "Receivables" shall have the meaning set forth in Section 1.01(c).

      "Requirements of Law" shall mean as to any Person, provisions of the Articles or Certificate of Incorporation and By-laws or regulations or other organizational or governing documents of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, license or franchise or determination of any Governmental Entity, in each case applicable or binding upon such Person or any of such Person's property or to which such Person or any of such Person's property is subject or pertaining to any or all of the Transactions contemplated or referred to herein.

      "Residuals" shall mean all amounts (other than Participations) payable by any Person pursuant to guild agreements or collective bargaining agreements, or pursuant to Contracts under which any such Person assumed the obligations or is otherwise obligated to pay such amounts, in connection with the development, acquisition, production, distribution or exploitation of a Film Asset.

      "Right of Setoff" shall have the meaning set forth in Section 9.04.

      "Rules" shall have the meaning set forth in Section 12.08(a).

      "Seller" shall have the meaning set forth in the Preamble.

      "Seller Note" shall have the meaning set forth in Section 1.06(b).

      "Seller Obligations" means the certain amounts owed by Seller to (i) Ken Hartford, d/b/a Western International and (ii) Tom Ward d/b/a Saturn Producers.

      "Setoff Amount" shall have the meaning set forth in Section 9.04.

      "Setoff Notice" shall have the meaning set forth in Section 9.04.

      "Settlement Agreement" shall have the meaning set forth in Section 2.02(b)(xv).

      "Submission" shall have the meaning set forth in Section 12.08(c)

      "Submitting Party" shall have the meaning set forth in Section 12.08(c).

      "Tax Return" means any report, return, form, claim for refund, declaration or other document or information return or statement required to be supplied to any authority in connection with Taxes, including any schedule or attachment thereto and any amendment thereof.

      "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, license, withholding, payroll, estimated, stamp, unemployment insurance, ad valorem, disability, severance, social security and franchise taxes, occupation or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state or local or domestic or foreign.

      "Transaction Documents" shall mean this Agreement and each document delivered pursuant to this Agreement.

      "Transactions" shall mean the asset purchase and other transactions contemplated by the Transaction Documents.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                    PURCHASER

                                    AMITY ENTERTAINMENT, INC.

                                    By:
                                    Name:
                                    Title:


                                    SELLER

                                    MAC FILMWORKS, INC.

                                    By:
                                    Name:
                                    Title: